EXHIBIT 99.1
------------

For:     Frozen Food Express                   From:    Mike Engleman
         Industries, Inc.                               Mike Engleman/Associates
Listed:  Nasdaq (FFEX)                                  11308 Valleydale
------                                                  Dallas, TX  75230
Company Contacts:                                       (214) 373-6464
----------------
Stoney M. (Mit) Stubbs, Jr. (CEO)
F. Dixon McElwee, Jr. (CFO)
(214) 630-8090


FOR IMMEDIATE RELEASE
---------------------


                     FROZEN FOOD EXPRESS INDUSTRIES REPORTS

                   FIRST QUARTER 2004 PROFIT VERSUS 2003 LOSS

         Dallas, Texas, April 28, 2004--Frozen Food Express Industries, Inc. (Nasdaq: FFEX) today reported the highest net income for any first quarter in it's 58 years of existence. First quarter 2004 net income was $1,940,000, or 11 cents a share, diluted, on revenue of $103,377,000. For the same period of 2003, the company incurred a loss of $668,000, or 4 cents a share, on revenue of $91,454,000.

         Freight revenue improved by 14% between the first three months of 2003 and 2004, to $100,905,000. Fuel adjustment charges comprised 4.9% of 2004's freight revenue, as compared to 4.7% during the comparable 2003 period.

         Operating income generated by the company's trucking operations was $3,310,000 for 2004's first quarter--as compared to operating income of $89,000 for the same period of 2003. Non-freight operations, which lost money in every quarter of 2003, accumulating more than $5 million in 2003 operating losses, posted first-quarter 2004 operating income of $10,000.

         "I'm almost as proud of AirPro's (the non-freight subsidiary) operating profit as I am the good performance of our trucking operations," said Stoney M.
(Mit) Stubbs, Jr., FFEX chairman and CEO. "The new management we brought in last fall has come up with a very good, very quick turnaround effort.

         "But, of course, it's trucking results that are most important to us.

         "Since we're primarily a refrigerated trucker, our year is typically seasonal. Normally the first quarter is our weakest. Almost always we're the busiest during the warmer months--the second and third quarters. Demand for trucking service is strong, and the supply of trucks is tight right now and, as drivers leave truck driving for warm-weather jobs in construction, the national supply is likely to get tighter. Strong demand and tight supply mean that freight rates should continue to rise.

         "We're looking forward to a very active 2004," Mr. Stubbs concluded.

CONFERENCE CALL AND WEBCAST
---------------------------

         As previously announced, FFEX will hold a telephonic conference call tomorrow morning, April 29 at 10:30 central time (11:30 am eastern time) to discuss the first quarter 2004 operating results. Individuals wishing to participate in the conference call may do so by dialing (888) 396-2298 or (617) 847-8708 and entering the pass code 20472252 prior to the beginning of the call. There will also be a live web cast of the conference call that can be accessed by clicking on the web cast icon at www.ffex.net. A replay of the web cast will be available on the company's web site or by telephone at (888) 396-2298 for 90 days following the live web cast. The pass code for the replay will be 50951470.

SUPPLEMENTARY INFORMATION
-------------------------

         Information about FFEX's operating results during the first quarters of 2004 and 2003 is presented in the following table. Revenue amounts exclude revenue from fuel adjustment charges:

                                                        2004         2003
                                                        ----         ----
       FULL-TRUCKLOAD:
         Revenue (1)                                  $ 67.2       $ 57.3
         Total miles(1)                                 54.6         49.4
         Shipments(2)                                   53.6         47.0
         Per-mile revenue                             $ 1.23       $ 1.16
         Per-shipment revenue                         $1,254       $1,219
         Empty mile ratio                                9.1 %        9.7 %
       LESS-THAN-TRUCKLOAD:
         Revenue(1)                                   $ 28.8       $ 27.0
         Total miles(1)                                  9.6          9.5
         Shipments(2)                                   85.0         77.9
         Per-mile revenue                             $ 3.00       $ 2.84
         Per-shipment revenue                         $  339       $  347
         Empty mile ratio                                6.5 %        7.2 %
       OTHER INFORMATION:
         As of March 31
          Tractors in service                          2,304        2,180
          Trailers in service                          3,753        3,569
                                                       =====        =====

    --------
       (1) In millions
       (2) In thousands


ABOUT FFEX
----------

         Frozen Food Express Industries, Inc. is the largest publicly-owned, temperature-controlled carrier of perishable goods (primarily food products, health care supplies and confectionery items) on the North American continent. Its services extend from Canada, throughout the 48 contiguous United States, into Mexico. The refrigerated trucking company is the only one serving this market that is full-service--providing full-truckload, less-than-truckload and distribution transportation of refrigerated and frozen products. Its refrigerated less-than-truckload operation is also the largest on the North American continent. The company also provides full-truckload transportation of non-temperature-sensitive goods through its non-refrigerated trucking arm, American Eagle Lines.

FORWARD-LOOKING STATEMENTS
--------------------------

         This report contains information and forward-looking statements that reflect management's current beliefs and expectations and assumptions which are based upon information currently available. Forward-looking statements include statements relating to plans, strategies, objectives, expectations, intentions, and adequacy of resources, and may be identified by words such as "will", "could", "should", "believe", "expect", intend", "plan", "schedule", "estimate", "project" and similar expressions. These statements are based on current expectations and are subject to uncertainty and change.

         Although management believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will be realized. Should one or more of the risks or uncertainties underlying such expectations not materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected.

         Among the key factors that are not within management's control and that may have a bearing on operating results are demand for the company's services and products, and its ability to meet that demand, which may be affected by, among other things, competition, weather conditions and the general economy, the availability and cost of labor, the ability to negotiate favorably with lenders and lessors, the effects of terrorism and war, the availability and cost of equipment, fuel and supplies, the market for previously-owned equipment, the impact of changes in the tax and regulatory environment in which the company operates, operational risks and insurance, risks associated with the technologies and systems used and the other risks and uncertainties described in the company's filings with the Securities and Exchange Commission.

                        CONSOLIDATED STATEMENTS OF INCOME
              FROZEN FOOD EXPRESS INDUSTRIES, INC. AND SUBSIDIARIES
                          THREE MONTHS ENDED MARCH 31,
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                                          2004           2003
                                                          ----           ----
Revenue
  Freight revenue                                       $100,905       $ 88,521
  Non-freight revenue                                      2,472          2,933
                                                        ---------      ---------
                                                         103,377         91,454
                                                        ---------      ---------
Costs and expenses
  Salaries, wages and related expenses                    25,549         23,778
  Purchased transportation                                26,339         21,734
  Supplies and expenses                                   28,861         26,455
  Revenue equipment rent                                   6,739          6,678
  Depreciation                                             4,612          3,512
  Communications and utilities                               974          1,073
  Claims and insurance                                     2,888          2,991
  Operating taxes and licenses                             1,128          1,074
  Miscellaneous expense                                      505          1,137
                                                        ---------      ---------
                                                          97,595         88,432
Non-freight costs and operating expenses                   2,462          3,528
                                                        ---------      ---------
                                                         100,057         91,960
                                                        ---------      ---------
Income (loss)  from operations                             3,320           (506)
Interest and other expense, net                              226            363
                                                        ---------      ---------
Income (loss) before income tax                            3,094           (869)
Income tax provision (benefit)                             1,154           (201)
                                                        ---------      ---------
Net income (loss)                                       $  1,940       $   (668)
                                                        =========      =========
Net income (loss) per share of common stock
  Basic                                                 $    .11       $   (.04)
                                                        =========      =========
  Diluted                                               $    .11       $   (.04)
                                                        =========      =========
Weighted average shares outstanding
  Basic                                                   17,139         16,706
                                                        =========      =========
  Diluted                                                 18,261         16,706
                                                        =========      =========



                                     CONSOLIDATED BALANCE SHEETS
                        FROZEN FOOD EXPRESS INDUSTRIES, INC. AND SUBSIDIARIES
                                           (IN THOUSANDS)
                                             (UNAUDITED)



                                                                         Mar. 31,      Dec. 31,
                                                                           2004          2003
                                                                           ----          ----
Assets
    Current assets
        Cash and cash equivalents                                        $  1,088      $  1,396
        Accounts receivable, net                                           52,732        55,094
        Inventories                                                         3,551         4,054
        Tires on equipment in use                                           5,126         5,657
        Deferred federal income tax                                         1,464         2,657
        Other current assets                                                7,490         7,843
                                                                         ---------     ---------
             Total current assets                                          71,451        76,701

    Property and equipment, net                                            63,646        66,551
    Other assets                                                           11,599        12,358
                                                                         ---------     ---------
                                                                         $146,696      $155,610
                                                                         =========     =========

Liabilities and Shareholders' Equity
    Current liabilities
        Accounts payable                                                 $ 20,859      $ 25,045
        Accrued claims                                                      7,622         7,195
        Accrued payroll                                                     5,943         3,813
        Accrued liabilities                                                 2,218         2,907
                                                                         ---------     ---------
             Total current liabilities                                     36,642        38,960

    Long-term debt                                                          6,500        14,000
    Deferred federal income tax                                             2,746         2,878
    Accrued claims and liabilities                                         14,522        15,718
                                                                         ---------     ---------
                                                                           60,410        71,556

    Shareholders' equity
        Par value of common stock (17,314 and 17,281 shares issued)        25,971        25,921
        Capital in excess of par value                                        951         1,097
        Retained earnings                                                  59,789        57,849
                                                                         ---------     ---------
                                                                           86,711        84,867
        Less - Treasury stock (128 and 587 shares), at cost                   425           813
                                                                         ---------     ---------
                  Total shareholders' equity                               86,286        84,054
                                                                         ---------     ---------
                                                                         $146,696      $155,610
                                                                         =========     =========